Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 30, 2024, relating to the financial statements of SIM Acquisition Corp. I, as of March 8, 2024 and for the period from January 29, 2024 (inception) through March 8, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 17, 2024